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                                                                   EXHIBIT 10.36

                                  SCHEDULE "A"

                               SUBLEASE AGREEMENT

This Sublease made as of the 1st day of July, 2001.

BETWEEN:

                             THE BUSINESS DEPOT LTD.
                               30 Centurian Drive
                                    Suite 106
                            MARKHAM, Ontario L3R 8B9
                     (hereinafter called the "Sublandlord")


                                                               OF THE FIRST PART


                                     - AND -

                          STARTEK CANADA SERVICES, LTD.
                                 237 22nd Street
                                  Greeley, CO.
                                    USA 80631

                      (hereinafter called the "Subtenant")


                                                              OF THE SECOND PART


                WHEREAS by a Lease dated the 31st day of August, 1993 (Headlease), Executive Properties Limited Partnership ("Original Landlord") leased to the Sublandlord certain premises comprising of approximately 20,000 square feet of ground floor premises (the "Premises") at 940 Futures Gate in the City of Kingston, Province of Ontario, more particularly described in Schedule "A";

                  AND WHEREAS the Original Landlord and the Sublandlord agreed to amend the Headlease by an Amendment to Lease dated the 15th day of February, 1996 and the 20th day of January, 1996;

                  AND WHEREAS the Original Landlord sold the Premises and assigned the Headlease to 1139114 Ontario Limited ("New Landlord") on April 23rd, 1996;

                  AND WHEREAS the Sublandlord has agreed with the Subtenant to sublease the Leased Premises, upon the terms and conditions set forth in this Sublease Agreement.

                  AND WHEREAS the New Landlord has given its consent, in writing, to this Sublease;

                  NOW THEREFORE in consideration of the mutual covenants and agreements herein to be observed and performed by the Subtenant;


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1.                GRANT AND TERM

                  The Sublandlord hereby subleases the Premises to the Subtenant for a term of approximately ten (10) years commencing on the earlier of September 1, 2001 and the date the Subtenant opens for business in the Premises (the "Commencement Date") to and including the 31st day of August, 2011 (the "Term"). The last day of the term of the Lease shall be reserved to the Sublandlord.

2.                BASE RENT

                  The Subtenant shall pay to the Sublandlord Base Rent in equal consecutive monthly instalments, in advance on the first day of each month as follows:



                                      ANNUAL BASE RENT           ANNUAL BASE               MONTHLY BASE
PERIOD OF TIME                        PER SQUARE FOOT            RENT                      RENT
------------------------------------- -------------------------- ------------------------- -----------------------------
Commencement Date to August 31,
2011                                  $11.92                     $238,400.00               $19,866.67
------------------------------------- -------------------------- ------------------------- -----------------------------

Upon execution hereof, Subtenant shall submit to the Sublandlord the sum of $19,866.67 plus G.S.T. to be applied against the first month's Base Rent when it becomes due.

3.                SUBTENANT'S COVENANTS

                  The Subtenant covenants with the Sublandlord as follows:

                  (a) to pay to the Sublandlord all sums and amounts accruing or becoming due and payable by the Sublandlord pursuant to the Headlease, other than Fixed Rent under the Headlease, and the cost of all HVAC servicing contracts for the Premises to which the Sublandlord is a party, all of which amounts are payable as Additional Rent and, together with Base Rent are hereinafter to be referred to as "Rent";

                  (b) to pay to the appropriate taxing authority and discharge in each year of the Term all taxes, duties, assessment, licensing fees and payments as shall be assessed, levied or charged against or in respect of the use or occupation of the Premises or with respect to any fixtures or equipment installed therein or thereon, not otherwise included in Additional Rent;

                  (c) to pay to the Sublandlord any goods and services tax, business transfer tax, value added tax, multi stage sales tax or any like tax imposed on the Sublandlord by any governmental authority on any rent whether Base Rent or Additional Rent payable by the Subtenant and shall reimburse the Sublandlord for the amount of such tax forthwith upon demand as Additional Rent;

                  (d) to keep the Premises clean and to make all necessary repairs to the Premises in accordance with the repair obligation imposed on the Sublandlord under the Headlease except as otherwise provided herein;

                  (e) to use and occupy the Premises only for general and administrative offices and for a customer service centre;

                  (f) to permit the New Landlord and the Sublandlord and persons authorized by them at all reasonable times to enter and examine the condition of the Premises and upon notice to repair in accordance with the notice, provided that such repairs are the obligation of the Subtenant pursuant to this Sublease, and to indemnify the Sublandlord against any breach of this covenant in this Sublease;


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                  (g)    not to do or permit or suffer to be done any action
                         whereby any policy of insurance for the Centre or the Premises may become void or voidable or any insurance premium increased and if any premium is increased by such action, to pay to the Sublandlord the increase in premium together with all expenses incurred by the Sublandlord in connection with the renewal or replacement of policies occasioned by breach of this covenant, and all payments to be made by the Subtenant pursuant, to this covenant shall be deemed to be additional rent;

                  (h) not to assign, sublet or part with or share possession of all or any part of the Premises without obtaining in each instance the prior written consent of the Sublandlord not to be unreasonably withheld or delayed (provided, however, that such consent shall not be required with respect to an assignment or sublease to the Subtenant's affiliates, joint venture partners, subsidiaries or any entity owned and controlled by the Subtenant) and to be bound by the provisions of the Headlease with respect to assigning and subletting; provided further that the Subtenant shall not assign, sublet or share possession of all or any part of the Premises for any use that is, in the opinion of the Sublandlord, competitive with the Sublandlord's office supply business;

                  (i) to permit, during the last six months of the Term of this Sublease, the Sublandlord or the New Landlord to affix upon the Premises a notice to let the Premises and to permit the Sublandlord or the New Landlord and their agents and prospective tenants at all reasonable times to view the Premises;

                  (j) to yield up the Premises with all fixtures (other than Subtenant's fixtures) and additions at the termination of this Sublease in good and tenantable repair, according to the repair obligations of the Subtenant under this Sublease, and

                  (k) except as otherwise provided in this Sublease, to perform and observe all of the covenants on the part of the Sublandlord to be performed and observed pursuant to the Headlease in so far as such covenants are applicable to the Premises and keep the Sublandlord indemnified against all actions, proceedings, damages, expenses, claims and demands in respect of such covenants.

4.                SUBLANDLORD'S COVENANTS

                  The Sublandlord hereby covenants with the Subtenant:

                  (a)    for quiet enjoyment;

                  (b) to pay such amounts and to perform and observe the covenants on its part contained in the Headlease with respect to the Premises as far as such covenants are not required to be performed and observed by the Subtenant;

                  (c) to keep indemnified the Subtenant from all actions, proceedings, damages, costs, claims and expenses arising from any omission by the Sublandlord to pay when due the rent reserved under the Headlease or breach of any of the Sublandlord's covenants contained in the Headlease so far as they relate to the Premises. Provided, notwithstanding the foregoing, the Sublandlord shall in no way be responsible for any indirect or consequential damages suffered by the Subtenant by reason of the failure of the Headlandlord to fulfil its obligations in accordance with the Headlease; and

                  (d) to exercise, upon written notice from the Subtenant, such rights as may accrue to the Subtenant hereunder and to take commercially reasonable


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                                       4


                         steps, upon written notice from the Subtenant specifying the default on the part of the Headlandlord, to cause the Headlandlord to perform and observe the covenants on the part of the Headlandlord to be performed and observed pursuant to the Headlease in so far as such covenants are applicable to the Premises. The Sublandlord in any way be responsible for any damages suffered by the Subtenant by reason of the failure of the Headlandlord to fulfil its obligations pursuant to the Headlease.

5.                SPECIAL COVENANTS

                  The Sublandlord and the Subtenant further agree as follows:

                  (a) Subtenant shall sublease the Premises on an "as is" basis; subject to the following Sublandlord's work and Sublandlord's responsibilities and costs:

                           (i) Provide a minimum of 600 volts/600 amp service to the Premises.
                           (ii) Disability compliance with all existing areas except for Subtenant's Premises.
                           (iii) Designate, pave, light and stripe the 68 parking spaces provided in the Headlease for Subtenant's exclusive use.
                           (iv) Maintain the roof, including all repairs, during the Term.
                           (v) Sublandlord will be responsible for repairs and maintenance of the existing HVAC system. Cost for repairs or maintenance will be passed through to Subtenant as operating expenses.
                           (vi) Provide, 50 non-exclusive and 68 exclusive spaces for parking at no cost to Subtenant throughout the term of the Sublease, as set out in the Headlease, in the areas marked on Schedule "B" annexed hereto.

                  All of Sublandlord's work shall be done in a good and workmanlike manner promptly in accordance with all applicable laws and in coordination with Subtenant's work.

                  (b) Subtenant shall have the right for early occupancy for installation of phones, furniture, equipment, cabling, etc. sixty (60) days before the Commencement Date. Subtenant shall not be required to pay Rent during this Early Occupancy Period. However, Subtenant shall pay all taxes and utilities and have appropriate insurance in place.

                  (c) Sublandlord shall provide Subtenant with an option to cancel the Sublease at any time after the fifth (5th) year of the lease with three (3) months prior written notice and payment of three (3) month's Base Rent and unamortized brokerage fees as a termination penalty.

                  (d) Without liability for additional rental (which includes Base Rent) or any other charge thereafter, the Subtenant shall have the right to install supplemental equipment into, on top of, or adjacent to the Premises. Supplemental equipment shall include, but not be limited to, such items as a data network, an emergency generator with a fuel tank placed outside the building at a place mutually agreeable to Sublandlord and Subtenant, an uninterruptible power supply system with batteries, and security equipment. The exterior placement of such items shall be in locations mutually agreed to by Sublandlord and Subtenant and subject to local codes and ordinances, and in accordance with the Headlease and Headlandlord's approval. Subtenant responsible for costs of installation removal and any damages caused.

                  (e) Without liability for additional rental (which includes Base Rent) or any other charge thereafter, except as expressly stated hereunder, Subtenant shall be permitted, at its sole cost and expense, for the Term, to exclusively use the roof of the Premises to install and operate thereon,

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                         dishes/earth satellite disks (not to exceed ten (10)
                         feet in diameter) and whip antenna and equipment enclosures (collectively, "Rooftop Communication Equipment"), with necessary conduit and sleeving from the roof to the Premises in locations as selected by Subtenant, provided the same complies with all applicable governmental rules, regulations, ordinances and codes, and is within the allowable structural loading of the building. All penetration of roof must be pre-approved by Sublandlord acting reasonably. Subtenant shall be responsible for costs of installation removal and any damages caused.

                  (f) Subtenant shall provide and coordinate with Bell Canada's Network Management Division, without cost to the Sublandlord, fiber optic capacity to the Premises from Princess Street by the commencement date.

                  (g) Subtenant shall be entitled to retain one hundred percent (100%) of profits from permitted subleases, provided Subtenant remains liable for lease payments required under this Sublease.

                  (h) Subtenant shall have prominent exterior identification of its corporate name and/or logo on at least two (2) sides of the Premises, subject to local codes and ordinances. The Subtenant acknowledges that no pylon rights are available.

                  (i) The Sublandlord will not exercise its renewal options contained in the Headlease. It will be the obligation of the Subtenant to negotiate direct with the Landlord to secure any extension of term.

                  (j) Subtenant may operate in the Premises twenty-four (24) hours a day/seven (7) days a week.

                  (k) Subject to the Headlease, Sublandlord grants to Subtenant the non-exclusive license during the Term to have access through or to use in common with all others entitled thereto and for their intended purposes such portions of the common areas of the property described in Schedule "A" of the Headlease as are reasonably required for access to or the use and occupancy of the Premises for their intended purposes, all for the use by Subtenant and its agents, customers and employees, at no additional cost to the Subtenant.

                  (l) Additional Rent for the first year of the Term is estimated by Sublandlord to be four dollars ($4.00) per square foot.

6.                DEFAULT

                  In the event of the occurrence of any of the following:

                  (a) any petition in bankruptcy or for reorganization or arrangement is filed by or against the Subtenant, or the Subtenant becomes insolvent or any receiver, trustee or liquidator is appointed for any of the Subtenant's assets or the Subtenant makes any assignment for the benefit of creditors; or


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                  (b)    the Subtenant fails to make any payment of Rent
                         pursuant to the provisions of this Sublease when due and such failure continues for a period of three (3) days after written notice to the Subtenant (it being agreed that the continuance of any such failure for five (5) days after notice is to be conclusively deemed a material breach of this Sublease), or

                  (c) the Subtenant defaults in the performance of any covenant, agreement or obligation, other than for the payment of Rent, required by the Sublease to be performed by the Subtenant and such default continues for a period of twenty (20) days after written notice to the Subtenant, it being agreed that the continuation of any such default for twenty (20) days after notice is to be conclusively deemed a material breach of this Sublease; or

                  (d)    the Subtenant abandons or vacates the Premises;

the current month's rent, together with rent for the three (3) months next ensuing shall immediately become due and payable and it shall be lawful for the Sublandlord, at any time thereafter, to re-enter into and upon the Premises or any part thereof, in the name of the whole and to have, repossess and enjoy the same again as of its former state or to re-enter the Premises as agent for the Subtenant and to lease the Premises at such rent and for such term as the Sublandlord may deem reasonable, or at the election of the Sublandlord by the Sublandlord giving notice of termination, to terminate this Sublease. The only notices necessary to terminate this Sublease are those expressly provided for in this Subsection. On the termination of this Sublease whether by lapse of time or otherwise the Subtenant will immediately surrender to the Sublandlord possession of the Premises and the improvements in the condition in which the Subtenant is required to maintain the Premises under this Sublease. No acceptance of Rent by the Sublandlord after termination of this Sublease or after notice of termination shall constitute a waiver of such termination or notice or reinstatement of this Sublease. No termination of this Sublease shall discharge or impair the Subtenant's obligation to pay any Rent accrued to the date of termination. Nothing contained in this Sublease shall operate in any way to create a merger or alter or prejudice any rights, remedies or priorities of the Sublandlord against the Subtenant under any other agreement or agreement between them.

7.                CURE DEFAULT

                In the event that the Subtenant shall be in default of any of its covenants hereunder or fails to make any payment pertaining to the Premises on or before the day such payment is due (unless such payment is being actively contested and all required security posted) the Sublandlord shall give to the Subtenant notice in writing stating the said default with reasonably sufficient particularity and requiring the said default to be remedied. If such default is not remedied within a reasonable period given the nature of the default the Sublandlord may, in its discretion, make such payment or remedy such default and the Subtenant shall reimburse the Sublandlord for such payment or pay the total costs and expenses incurred in remedying such default together with an administration and supervisory fee equal to ten percent (10%) thereof and the Subtenant covenants and agrees to pay same on demand.

8.                LEASEHOLD MORTGAGES

                  The Subtenant shall be entitled, if lawfully permitted, to grant a mortgage or charge on its interest in the Sublease to secure the indebtedness of the Subtenant or borrowed monies, provided that the said mortgage or charge does not otherwise contravene the terms of the Headlease and provided further that the holder of such mortgage or charge acquires no rights by virtue thereof against the Sublandlord or the Headlandlord unless and until the holder of such mortgage or charge and the Sublandlord and, if applicable, the Headlandlord have entered into an agreement with respect to same and the Sublandlord agrees to act reasonably and promptly when requested to negotiate such an agreement with the holder of such mortgage or charge of the Subtenant's leasehold interest.

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9.                SUBTENANT'S INSURANCE

                  The Subtenant shall secure as and from the Possession Date from a solvent and responsible insurance company and maintain throughout the Term and any renewal thereof, in full force and effect insurance upon property of every nature, description and kind owned by the Subtenant for which the Subtenant is legally liable and which is located within the Subleased Premises including the Subtenant's fixtures, stock in trade, furniture and equipment for the full replacement cost thereof with coverage against at least, the perils of fire and standard extended coverage including sprinkler leakage, broad form boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount not less than the replacement cost of all the Subtenant's leasehold improvements and all boiler, pressure vessels, air conditioning equipment and miscellaneous electrical apparatus; business interruption insurance in such amounts as will reimburse the Subtenant for direct or indirect loss of earnings attributable to all perils insured against; public liability insurance and property damage insurance including personal injury liability, contractual liability, employers liability and owners and contractors protective insurance coverage, such policies to be written on a comprehensive basis with inclusive limits of not less than $5,000,000.00 for bodily injury or property damage and to contain a severability of interest clause and cross liability clauses (if available); and tenant's legal liability insurance for the actual cash value of the Premises including loss of use thereof. The Sublandlord shall be an additional insured on such policies and the Subtenant agrees to provide to the Sublandlord certificates of insurance or where requested certified copies of such policies of insurance. In the event the Subtenant fails to take out or to keep in force such insurance the Sublandlord has the right, without assuming any obligation in connection therewith, upon forty-eight (48) hours written notice to effect such insurance at the sole cost of the Subtenant and all cost and expenses including the premiums therefore paid by the Sublandlord shall be paid by the Subtenant and the Subtenant covenants and agrees to pay such on demand.

10.               DELIVERY OF POSSESSION

                  The Subtenant will accept possession of the Premises as of July , 2001, (the "Possession Date") and the Subtenant shall insure the Premises from the Possession Date.

11.               CONSTRUCTION LIENS

                  If any construction, mechanics' or other lien or order for the payment of money or any notice of intention to file a lien shall be filed against the Premises, by reason of or arising out of any labour or material furnished or alleged to have been furnished or to be furnished to or at the request of the Subtenant, the Subtenant shall cause such lien to be cancelled and discharged by bond or otherwise as allowed by law at the Subtenant's expense within ten (10) business days after the Subtenant has been notified that a lien has been file. The Subtenant shall also defend on behalf of the Sublandlord and the Headlandlord, at the Subtenant's expense, any action, suit or proceeding which may be brought thereon or for the enforcement of such lien, and shall pay any damages and satisfy and discharge any judgement entered thereon and indemnify the Sublandlord against any claim or damage resulting herefrom.

12.               FORCE MAJEURE

                  Notwithstanding anything to the contrary contained in this Sublease, if either party shall be unable to perform any of the terms, obligations or conditions contained herein or in the lease or any Schedules due to strikes, walkouts, labour disputes, civil commotion, war or warlike operations, sabotage, fire, act of God, inability to procure materials or services or governmental delay or otherwise beyond the reasonable control of such party, other than financial inability, then such party shall be deemed not to be in default under this offer or the lease for the period of such delay and the time for performance of any such term, obligation or condition shall be extended for the period of such delay.

13.               NOTICE OF SUBLEASE

                  The Subtenant shall be entitled to register a notice of this Sublease in a form approved by the Sublandlord. Upon the request of either party hereto, the other party shall join in the execution of a memorandum or so-called "short form" of this Sublease for the purposes of

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                                       8



registration. Said memorandum or short form of this Sublease shall describe the parties, the Subleased Premises and the Term of this Sublease, and shall be prepared at the expense of the party making the request.

14.               HEADLEASE TO GOVERN

                  This Sublease and all rights and interest of the Subtenant under this Sublease are and shall at all times be expressly subordinate and subject to all of the Terms and provisions of the Headlease and this Sublease shall terminate on any termination of the Headlease. Subject to the obligations of the Subtenant set out herein, the Sublandlord will perform the obligations contained in the Headlease with respect to the Premises so far as they are not required by the Sublease to be formed and observed by the Subtenant.

                  The Subtenant assumes and agrees to be bound by and to keep and perform each and every one of the covenants, agreements and obligations with respect to the Premises to be performed by the Sublandlord as Tenant in the Headlease, save and except payment of Fixed Rent, and covenants to save harmless and keep the Sublandlord and the successors indemnified from and against all proceedings, damages cost, claims and expenses arising from or incurred by reason of the Subtenant's failure to perform promptly any of such covenants, agreements and obligations.

15.               NOTICE

                  Any notice herein provided or permitted to be given by the Subtenant to the Sublandlord or by the Sublandlord to the Subtenant shall be in writing and shall be sufficiently given if mailed by prepaid, registered post, or delivered to the other party at the address of such party set forth above or transmitted by facsimile in the case of the Sublandlord to 905-513-9107 or to the Subtenant at 303-388-9970 (Attention: Vice President, Real Estate). Any such notice given as aforesaid shall be conclusively deemed to have been given, if mailed, on the fifth (5th) business day following the day of mailing or, if sent by facsimile transmission, on the next following business day, excluding Saturdays and Sundays, or if delivered, on the day on which such notice is delivered. In the event of a postal strike only transmission by facsimile or personal delivery shall be permitted. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from and after the giving of such notice, the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder. The word "notice" in this paragraph shall be deemed to include any request, settlement or other writing in this Sublease provided or permitted to be given by the Sublandlord to the Subtenant or by the Subtenant to the Sublandlord.

                  Notwithstanding anything contained in this Sublease, the Sublandlord covenants with the Subtenant to make or cause to be made all such acts, deeds, assurances and things at Sublandlord's cost as may be required or necessary to prevent a forfeiture of the Headlease, provided that such forfeiture is not caused by any act or omission of the Subtenant, including commencement of a court application for relief from forfeiture.

16.               SUCCESSORS AND ASSIGNS

                  This Sublease and everything contained in it including all schedules annexed to it shall enure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

17.               TIME

                  Time is of the essence of this Sublease and each and every provision in it.

18.               GOVERNING LAW

                  This Sublease shall be construed and governed in accordance with the laws of the Province of Ontario.


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                                       9


19.               COUNTERPARTS

                  This agreement may be signed in counterparts and facsimile signatures shall be binding as originals.

20.               SUBORDINATION

                  This Sublease and the rights of Subtenant hereunder are and shall be subject and subordinate to any and all mortgages, trust deeds, and charges (any of which are herein called "Mortgage" or "Mortgages") now or which in the future may be registered against the lands described in Schedule "A" to the Headlease, or any portion thereof, and including all renewals, extensions, modifications and replacements of any Mortgages from time to time. Subtenant shall at any time on notice from Headlandlord or Sublandlord or a holder of any Mortgage attorn to and become a tenant of the holder of any of such Mortgages upon the same terms and conditions as set forth herein and shall execute promptly on request by Headlandlord or Sublandlord any certificates, agreements, instruments of postponement or attornment or other such instruments or agreements as requested from time to time to postpone or subordinate this Sublease and all of Subtenant's rights hereunder to any of such Mortgages or to otherwise give full effect to any of the provisions of this paragraph.

                  Provided that the Subtenant is not in default hereunder, Sublandlord shall obtain or cause to be obtained from the holder of any Mortgage, in respect of which Subtenant has executed and delivered an instrument of postponement, subordination or attornment as required hereby, a non-disturbance agreement to permit Subtenant to continue in occupation of the Premises in accordance with and subject to the terms of this Sublease so long as Subtenant is in full and prompt compliance with all of its terms.

21.               RECITALS

                  The recitals contained in this Sublease are true and correct and form an integral part of this Sublease.

                  IN WITNESS WHEREOF the Parties hereby have duly executed this Sublease as of the day and year above written, by affixing their respective corporate seals under the hands of their proper signing officers duly authorized in that behalf.


                                    THE BUSINESS DEPOT LTD.



                                    Per:      /s/ William Heffernan
                                        ----------------------------------------
                                              William Heffernan
                                              Vice President Real Estate

                                    Per:
                                        ----------------------------------------


                                    We/I have authority to bind the corporation.


                                    STARTEK CANADA SERVICES, LTD.



                                    Per:      /s/ E. Preston Sumner, Jr.
                                        ----------------------------------------
                                              E. Preston Sumner, Jr.
                                              Executive Vice President

                                    Per:
                                        ----------------------------------------


                                    We/I have authority to bind the corporation.